Exhibit 99.1

[Company Logo Appears Here]

FOR IMMEDIATE RELEASE	Contact: J. Wes Frye
Senior Vice President — Finance and
Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE EXPECTS SECOND-QUARTER EARNINGS
IN RANGE OF $0.62 TO $0.64 PER DILUTED SHARE

Increases 2008 Earnings Guidance to Range of $1.90 to $1.95 per Diluted Share

THOMASVILLE, N.C. — (July 16, 2008) — Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced that, based on preliminary financial results, it expects earnings per diluted share for the second quarter ended June 30, 2008, to be within a range of $0.62 to $0.64. The consensus analyst estimate for the second quarter is $0.51 per diluted share. Contributing to the growth in the Company’s second-quarter earnings were an increase in tonnage of 10.2% compared with the second quarter of 2007, a more stable pricing environment and improved productivity. As a result of the Company’s expectations for second-quarter earnings per diluted share, Old Dominion has today increased its guidance for earnings per diluted share for full-year 2008 to a range of $1.90 to $1.95 from the current range of $1.85 to $1.90. The Company will discuss its financial results in more detail in its second-quarter earnings release and conference call scheduled for Thursday, July 24, 2008.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the Company’s ability to complete and successfully integrate acquired businesses and assets and produce the anticipated benefits from such transactions; (2) the competitive environment with respect to industry capacity and pricing, including with respect to fuel surcharges; (3) the negative impact of any unionization of the Company’s employees; (4) the challenges associated with executing the Company’s growth strategy; (5) various economic factors such as economic recessions and downturns in customers’ business cycles and shipping requirements; (6) the availability and cost of fuel; (7) difficulty in attracting or retaining qualified drivers; (8) the Company’s exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, long-term disability and group health and the cost of insurance coverage above retention levels; (9) the Company’s significant ongoing cash requirements; (10) the availability and cost of new equipment; (11) the costs of compliance with, or liability for violation of, existing or future governmental regulation; (12) seasonal trends in the industry, including the possibility of harsh weather conditions; (13) the Company’s dependence on key employees; (14) changes in the Company’s goals and strategies, which are subject to change at any time at the discretion of the Company; and (15) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

Old Dominion Freight Line, Inc. is a less-than-truckload multi-regional motor carrier providing one-to-five day service among six regions in the United States and next-day and second-day service within these regions. Through its four product groups, OD-Domestic, OD-Expedited, OD-Global and OD- Technology, the Company offers an array of innovative products and services that provide direct service to 48 states within the Southeast, Gulf Coast, Northeast, Midwest, Central and West regions of the country, including 39 states within which it provides full-state coverage. In addition to domestic less-than-truckload services, the Company offers assembly and distribution services as well as container delivery services to and from all of North America, Central America, South America and the Far East. The Company also offers a broad range of expedited and logistical services for both its domestic and global markets.

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